         As filed with the Securities and Exchange Commission on August 18, 1999
                                                      Registration No. 333-_____
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                              ________________

                            ACTIVE SOFTWARE, INC.
           (Exact name of Registrant as specified in its charter)

       Delaware                                          94-3232772
(State of incorporation)                   (I.R.S. Employer Identification No.)

                             3333 Octavius Drive
                        Santa Clara, California 95054
                  (Address of principal executive offices)
                           _______________________

                               1999 Stock Plan
                               1996 Stock Plan
                              1996A Stock Plan
                      1999 Directors' Stock Option Plan
                      1999 Employee Stock Purchase Plan
                          (Full title of the Plans)
                           _______________________

                                 Jon A. Bode
                         Chief Financial Officer and
                 Vice President, Finance and Administration
                            ACTIVE SOFTWARE, INC.
                             3333 Octavius Drive
                        Santa Clara, California 95054
                               (408) 988-0414
(Name, address and telephone number, including area code, of agent for service)
                           _______________________
                                  Copy to:

                              Mark A. Medearis
                              Venture Law Group
                         A Professional Corporation
                             2800 Sand Hill Road
                        Menlo Park, California 94025
                               (650) 854-4488


             (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                          Proposed        Proposed
                                       Maximum Amount      Maximum        Maximum        Amount of
Title of Securities to be Registered       to be       Offering Price    Aggregate     Registration
                                       Registered(1)      Per Share    Offering Price       Fee
----------------------------------------------------------------------------------------------------
1999 Stock Plan
 Common Stock, $0.001 par value...     280,000 shares     $12.00 (2)    $ 3,360,000.00   $   934.08
 Common Stock, $0.001 par value...   4,220,000 shares     $11.00 (3)    $46,420,000.00   $12,904.76

1996 & 1996A Stock Plans
 Common Stock, $0.001 par value...   3,344,950 shares     $ 3.48 (2)    $11,648,167.60   $ 3,238.19
 Common Stock, $0.001 par value...       1,109 shares     $11.00 (3)    $    12,199.00   $     3.39

1999 Directors' Stock Option Plan
 Common Stock, $0.001 par value...     300,000 shares     $11.00 (3)    $ 3,300,000.00   $  917.40

1999 Employee Stock Purchase Plan
 Common Stock, $0.001 par value...   1,100,000 shares     $11.00 (4)    $10,285,000.00   $ 2,859.23

          TOTAL                      9,246,059 shares                   $75,025,366.60   $20,857.05
          -----                      ================                   ==============   ==========

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1/A (File No. 33-81325).

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1/A (File No. 33-81325), multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on August 13, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 on June 15, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially own an aggregate of 34,155 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8.   Exhibits.
          --------

        Exhibit No.
        -----------
        5.1             Opinion of Venture Law Group, a Professional Corporation.

        23.1            Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

        23.2            Consent of Independent Auditors.

        24.1            Powers of Attorney (see signature page).


Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, ACTIVE SOFTWARE, INC., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this August 18, 1999.

                                ACTIVE SOFTWARE, INC.


                                By: /s/ Jon A. Bode
                                    -----------------------------------
                                    Jon A. Bode
                                    Chief Financial Officer and
                                    Vice President, Finance and Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. James Green and Jon A. Bode, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                Title                                   Date
            ---------                                -----                                   ----
/s/ R. James Green                     President and Chief Executive Officer              August 18, 1999
-------------------------------------  (Principal Executive Officer) and Director
R. James Green

/s/ Jon A. Bode                        Chief Financial Officer and Vice President,        August 18, 1999
-------------------------------------  Finance and Administration (Principal
Jon A. Bode                            Financial and Accounting Officer)

/s/ Rafael Bracho                      Chief Technology Officer, Executive Vice           August 18, 1999
-------------------------------------  President and Director
Rafael Bracho

/s/ Kevin R. Compton                   Director                                           August 18, 1999
-------------------------------------
Kevin R. Compton

/s/ James P. Gauer                     Director                                           August 18, 1999
-------------------------------------
James P. Gauer

/s/ Michael J. Odrich                  Director                                           August 18, 1999
-------------------------------------
Michael J. Odrich

                                       Director
-------------------------------------
Conway Rulon-Miller, Jr.

/s/ Roger S. Siboni                    Director                                           August 18, 1999
-------------------------------------
Roger S. Siboni

                               INDEX TO EXHIBITS


  Exhibit
  Number
  -------
    5.1         Opinion of Venture Law Group, a Professional Corporation.
   23.1         Consent of Venture Law Group, a Professional Corporation.
                (included in Exhibit 5.1).
   23.2         Independent Auditors' Consent.
   24.1         Powers of Attorney (see signature page).